UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 8.01(a) below, Prudential Financial, Inc., a New Jersey corporation (the “Company”), has amended its Amended and Restated Certificate of Incorporation and its By-Laws. Item 8.01(a) is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

(a) Approval of Amendment of Amended and Restated Certificate of Incorporation to Declassify the Board of Directors and Related By-Law Amendments.

At the Annual Meeting of Shareholders of the Company held on June 7, 2005, the shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation, as described in the Company’s Proxy Statement dated April 19, 2005 relating to the Annual Meeting (the “Proxy Statement”), to provide for the phased elimination over three years of the Company’s classified Board of Directors and certain ancillary changes to reflect the absence of a classified Board (the “Declassification Amendment”). The Declassification Amendment was submitted to the State of New Jersey by the Company on June 8, 2005 and became effective upon filing. A copy of the Amended and Restated Certificate of Incorporation of the Company reflecting the Declassification Amendment, as filed with the State of New Jersey, is being filed herewith as Exhibit 3.1 and is incorporated into this Item 8.01(a) by reference.

Effective upon the adoption of the Declassification Amendment, the Company’s By-Laws were amended to reflect the phased elimination over three years of the Company’s classified Board as described in the Proxy Statement. Prior to their amendment, the By-Laws permitted removal of directors only for cause and required (unless otherwise required by law) the affirmative vote of at least 80% of the votes cast at a meeting of shareholders provided that at least 50% of the outstanding shares approved. Upon adoption of the Declassification Amendment, the By-Laws were amended so that these requirements will continue to apply to the Class II and Class III directors during the remainder of their terms expiring in 2006 and 2007, respectively. The By-Laws were also amended: to provide that the directors elected at the Annual Meeting of Shareholders held on June 7, 2005, and at future annual meetings, will be removable “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present; to delete the supermajority voting requirements applicable to the classification of directors in order that, if shareholders in the future wish to reestablish a classified Board, such reestablishment would need the affirmative vote of only a majority of the votes cast at a meeting at which a quorum is present; and to make certain ancillary changes. A copy of the Amended and Restated By-Laws of the Company reflecting these changes is being filed herewith as Exhibit 3.2 and is incorporated into this Item 8.01(a) by reference.

(b) Adoption of Employee Stock Purchase Plan.

At the Annual Meeting of Shareholders of the Company held on June 7, 2005, the shareholders approved the Prudential Financial, Inc. Employee Stock Purchase Plan described in the Proxy Statement (the “ESPP”). The ESPP is a broad-based, tax-qualified plan under Section 423 of the Internal Revenue Code of 1986, as amended, pursuant to which up to 26,367,235 shares of Common Stock may be issued.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 9, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Prudential Financial, Inc.

3.2	Amended and Restated By-Laws of Prudential Financial, Inc.